UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                             ________________


                                FORM 8-K/A
                             (AMENDMENT NO. 1)

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                             ________________


    Date of Report (DATE OF EARLIEST EVENT REPORTED)  January 12, 2000


               ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     Colorado                     0-17325                   58-2429712
 (STATE  OR OTHER           (COMMISSION FILE              (IRS EMPLOYER
   JURISDICTION                  NUMBER)               IDENTIFICATION NO.)
 OF INCORPORATION)



     16101 LaGrande Drive, Suite 100
         Little Rock, Arkansas                              72223
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)



                              (501) 821-2222
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

This Amendment No. 1 amends and supplements the Current Report on Form 8-K filed on January 18, 1997 (the "Resignation 8-K") by Environmental Remediation Holding Corporation (the "Company") as set forth below.

     1. Item 4 in the Resignation 8-K is hereby amended and supplemented to include the following after the final paragraph thereof:

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     The Company, in accordance with the requirements of Item 304 of Regulation S-K under the Securities Exchange Act of 1934, as amended, requested that Durland & Company provide the Company with a letter addressed to the Commission stating whether it agreed with the statements made above and if it did not, the respects in which it did not agree. On January 25, 2000, the Company received such a letter (the "Response Letter").

     It is the Company's position that the Response Letter contains a number of assertions which are incorrect or misleading, and that the Respose Letter misrepresents the circumstances surrounding Durland & Company's resignation.

     Prior to the resignation of Durland & Company, the Company was advised that the SEC had begun an investigation of the Company's past activities. The SEC advised the Company that it had information tending to show fraudulent or unlawful actions by the Company's management prior to the change in control of the Company reported on its Current Report on Form 8-K filed on August 23, 1999, including, but not limited to: (i) the falsification of books, records and accounts; (ii) the failure to keep books, records and accounts which, in reasonable detail, accurately and fairly reflected its transactions and the acquisition of its assets; and
(iii) the failure to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions were recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets. The Company is cooperating fully with the SEC's investigation and has provided documentary support as requested. Although the Company has been advised that the focus of the investigation is actions taken by the Company prior to the change of control, there is no assurance that the investigation will not be expanded.

     In light of information obtained by the Company with respect to the SEC investigation, the board of directors of the Company requested the resignations of board members James Callender and Noreen Wilson (both of whom were involved in the governance of the Company during the periods that are the subject of the investigation) and considered the termination of Durland & Company as the Company's independent accountants. As described above, the Company's present management is unaware of the Company having been previously advised by Durland & Company of the inadequacy or inaccuracy of the financial records that are now the subject of the SEC investigation, or of the inadequacy of the Company's system of internal accounting controls. As the Company reported in THE DECEMBER 8-K, Following the change in control, the Company's new management and the new board of directors undertook a detailed review of the Company's historical financial records. This review revealed that such records are, in many cases, incomplete and inaccurate, even with respect to periods for which Durland & Company had previously provided audit opinions. Despite the review, management of the Company (including its new chief financial officer) has been unable to locate sufficient, competent information with respect to such periods that could have reasonably served as a basis for the audit opinions delivered by Durland & Company. As noted above, the Company's actions during such periods are the current focus of the SEC investigation. Thus, despite the assertions made by Durland & Company in the Response Letter, the Company believes that it would have had a sufficient basis to have dismissed Durland & Company for cause, and that the December 8-K contained no factual assertion not already known by Durland & Company and supported by documentation already in its possession.

     Durland & Company has attached, as exhibits to the Response Letter, the letters of resignation received by the Company from James Callender and Noreen Wilson. It is the Company's position that such letters contain numerous misrepresentations. As noted above, Mr. Callender's resignation was requested by the board of directors in light of the SEC investigation. Mr. Callender did not tender his resignation of his own volition in response to a "disagreement" with actions taken by the board of directors. Thus, the premise of his letter, in which he lists "some of the major reasons" for his resignation, is inaccurate. Additionally, despite their assertions to the contrary, both Mr. Callender and Ms. Wilson did attend board meetings and were involved in the governance of the Company following their appointment to the board.

     In the Response Letter, Durland & Company repeatedly claims that the Company has access to a line of credit (the "Line of Credit") that "has not been fully utilized." Durland & Company also asserts that it may no longer rely upon the representations of current management because, among other reasons, management has not sought to burden the Company with additional debt that it has no present ability to repay in order to pay the fees of Durland & Company. In his resignation letter, James Callender similarly asserts that one of his primary points of "disagreement" with the Company's management is the Company's failure to attempt to borrow additional funds to be used in part to pay his back salary.

     As reported on the December 8-K, the Company is insolvent, and such insolvency has resulted in an ongoing default under the Line of Credit. Additionally, the review of the Company's historical records revealed that certain representations made by the Company in the documentation governing the Line of Credit were inaccurate when made. The lender under the Line of Credit (TC Hydro Carbon, Inc.) has fulfilled its obligations to date, and is under no obligation to advance the Company additional funds.

     Prior to filing the December 8-K, the board of directors therefore determined that attempting to borrow additional funds from TC Hydro Carbon or any other party in order to pay alleged creditors such as Durland & Company and Mr. Callender, given the inability of the Company to repay amounts already borrowed, was not in the Company's best interests. At such time, the Company considered a bankruptcy filing but, as reported in the December 8-K, elected to pursue, to the extent it is financially able to do so, whatever action is available to secure its rights with respect to its petroleum development joint venture ("STPETRO") with the Democratic Republic of Sao Tome and Principe (the "DRSTP"). As reported in the December 8-K, the Company's rights in STPETRO and under related agreements with the DRSTP and third parties are its only significant assets, and its present operations are solely related to its activities with respect to STPETRO. However, in light of its financial situation, the Company continues to consider the option of a bankruptcy filing. Should the Company elect to make such a filing, it expects that it would be made under Chapter 7 of the Bankruptcy Code.

     2. The Resignation 8-K is hereby amended and supplemented to include the following Item 7:

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  EXHIBITS:

          16. Letter to the Securities and Exchange Commission from Durland & Company, CPAs, PA, dated January 25, 2000

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ENVIRONMENTAL REMEDIATION HOLDING
                              CORPORATION


                              By:  /S/ LAURA KLEBER
                                   Laura Kleber
                                   Treasurer  and  Chief Financial Officer



Date: January 28, 2000